EXHIBIT 99.1 Limbach Acquires Wisconsin-Based MEP Contractor 1901 Inc. Expands Midwest Presence, Adds Significant Mechanical, Electrical, Plumbing and Controls Capabilities and Scale and Broadens Exposure to Attractive End Markets TAMPA, Fla. – September 1, 2026 – Limbach Holdings, Inc. (Nasdaq: LMB) ("Limbach" or the "Company"), a building systems solutions firm that partners with building owners and operators of mission-critical mechanical, electrical, plumbing, and controls ("MEPC") infrastructure, today announced that it has acquired 1901 Inc. (“1901”) a Madison, Wisconsin-based union MEP contractor with a 125 year history providing design-build, construction, fabrication, service, maintenance, controls, and underground utility solutions throughout Wisconsin and the Midwest. Transaction Details and Rationale The acquisition of 1901 increases Limbach’s scale in the Midwest and establishes the Company’s largest electrical operation to date, while adding capabilities across mechanical, plumbing, controls, fabrication, service and underground utility solutions. This addition is also expected to enhance Limbach’s ability to serve national account customers through an expanded geographic footprint and operational scale. The acquisition was completed for a purchase price of $63 million (subject to customary post-closing adjustments) and was funded through available cash and borrowings under the Company’s recently expanded revolving credit facility. The transaction also includes performance-based earn-outs of up to $6 million, with the earnout amounts being payable, if earned, over the next two years from closing upon the achievement of specified performance targets. 1901 brings approximately 450 employees, including more than 350 field professionals, and strengthens Limbach’s position across healthcare, higher education, industrial, and cultural facilities, while adding opportunities in advanced manufacturing, life sciences and technology. Limbach’s initial focus will be integrating 1901 into its operating platform while preserving the local customer relationships, technical expertise and the skilled workforce that has driven its success. Limbach intends to apply its value-creation playbook by deepening customer engagement, identifying cross-selling opportunities and broadening service capabilities to improve margins. The Company expects to provide additional information regarding 1901’s anticipated financial contribution when it reports its third-quarter 2026 results in November. For 2027, Limbach currently

EXHIBIT 99.1 expects 1901 to contribute approximately $140 million in revenue and $11 million in adjusted EBITDA for the full year. Management Commentary Michael McCann, President and Chief Executive Officer of Limbach, stated, “1901 is an exceptional fit with Limbach’s strategy and represents another important step in scaling our building systems solutions platform. Both companies were founded in 1901 and share a long history of technical expertise, strong customer relationships and a commitment to quality. “1901 meaningfully increases our presence in the Midwest and adds significant mechanical, electrical and controls capabilities, while strengthening our ability to serve several of the mission-critical markets we target. Importantly, we also see a clear opportunity to build on 1901’s established foundation by applying Limbach’s operating platform, sales resources and customer solutions to deepen relationships, broaden service offerings and improve margins over time. We believe this combination creates meaningful long-term value for our customers, employees and stockholders.” Paul Christensen, Chief Executive Officer of 1901, added, “Limbach and 1901 share a customer-first culture, a deep commitment to our people and a belief that lasting local relationships are essential to long-term success. Joining Limbach gives our team access to broader capabilities and resources while allowing us to continue serving our customers with the same local expertise and responsiveness they have come to expect. We are excited about the opportunities ahead.” About 1901 1901 (www.1901inc.com) is a Madison, Wisconsin-based union MEP contractor providing mechanical, electrical, plumbing, controls, design-build, construction, fabrication, service, maintenance, and underground utility solutions throughout Wisconsin and the Midwest. Founded in 1901, the company traces its roots to W.J. Hyland Hall and later H&H Industries before rebranding as 1901 in 2018. About Limbach Limbach is a building systems solutions firm that designs, delivers, and maintains mechanical (heating, ventilation, and air conditioning), electrical, plumbing, and controls ("MEPC") systems that support life's most important moments. We partner with building owners and operators of mission-critical facilities across healthcare, industrial and manufacturing, data centers, life sciences, higher education, and cultural and entertainment markets. With approximately 2,100 team members across 23 offices throughout the Eastern and Midwestern regions of the United States, we strive to be an indispensable

EXHIBIT 99.1 partner by combining our national capabilities with strong local execution and talent to deliver proactive, safe, and reliable solutions for complex facilities. Operating on a connected platform, we integrate engineering expertise with field execution to provide customized MEPC infrastructure solutions that address both operational and capital project needs, optimizing performance, enhancing reliability, and ensuring long-term safety. Forward-Looking Statements We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, those related to the future contributions and performance of 1901, including, but not limited to, those related to 1901’s potential future financial contributions and performance. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “goal,” or similar expressions. These forward- looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties, which may cause them to turn out to be wrong. There may be additional risks that we consider immaterial, or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. Investor Relations Financial Profiles, Inc. Lisa Fortuna LMB-IR@limbachinc.com